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                                                                  EXHIBIT 10.17

                                                                   P.O. Box 900
                                                Beverly Hills, California 902__
FOX CHILDREN'S NETWORK                                            Phone 310 277

As of December 18, 1992

Bill Schultz
Film Roman, Inc.
12020 Chandler Blvd.
Suite 200
North Hollywood, CA 91607

Jon Vein, Esq.
Dern & Donaldson
1901 Avenue of the Stars
Suite 400
Los Angeles, CA 90067

Re:  "BOBBY'S WORLD" (the "Series")

Gentlemen:

Reference is hereby made to that certain unexecuted Series Production Agreement dated as of April 27, 1990 between Fox Children's Network, Inc. ("FCN") and Film Roman, Inc. ("Producer") with respect to the Series (said Series Production Agreement and any written amendments thereto being hereinafter collectively referred to as the "Series Agreement"). The following shall constitute an addendum ("Addendum") to the Series Agreement. All capitalized terms not defined herein shall have the same meaning as set forth in the Series Agreement.

     FCN and Producer hereby agree as follows:

A.   1993/1994 SEASON

     1. FCN has ordered from Producer and Producer has agreed to produce and Deliver thirteen (3) half-hour episodes ("Programs") of the Series for the 1993/1994 exhibition year. Producer shall Deliver one Program per week commencing August 15, 1993. The thirteen Program order shall be hereinafter called the "Program Order."

     2. FCN shall pay Producer, in accordance with the payment schedule set forth below and subject to all of the terms and conditions of the Series Agreement, a flat


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     production fee ("Production Fee") of Three Hundred Twenty-Five Thousand
     Dollars ($325,000) for each Program produced and Delivered by Producer in accordance with the Series Agreement, such Production Fee includes any and all compensation due to Alevy Productions, Inc. for the services of Howie Mandel. The payment schedule for such Production Fee shall be as follows:

          (a) A one-time only pre-production advance for the entire 1993/94 Program Order in the amount of One Hundred Thousand Dollars ($100,000) payable upon receipt by FCN of an executed copy of this Addendum and the sum of Two Hundred Sixty Three Thousand Dollars ($263,000) payable on or about February 15, 1993, subject to receipt by FCN of an executed copy of this Addendum;

          (b) The sum of One Hundred Ten Thousand Dollars ($110,000) per Program payable upon FCN's approval of the script and storyboard of each such Program;

          (c) The sum of Sixty-Thousand Dollars ($60,000) per Program, payable upon shipment by Producer of all applicable preproduction materials for each such Program to an animation studio pre-approved in writing by FCN;

          (d) The sum of Sixty Thousand Dollars ($60,000) per Program, payable 10 days after delivery of the rough cut of each such Program to FCN;

          (e) The sum of Sixty-Four Thousand Dollars ($64,000) per Program, payable 10 days after completion of the Delivery of each such Program to FCN; and

          (f) A one-time only payment of Forty Thousand Dollars ($40,000) payable 10 days after final Delivery of all elements required by FCN in connection with the entire Program Order, including without limitation, cels, masters, music, cue sheets, contracts, and any and all other materials reasonably requested by FCN.

B.   1994/1995 SEASON

     1. FCN has ordered from Producer and Producer agrees to Deliver to FCN seven (7) half-hour scripts ("Script(s)") for the Series for the 1994/1995 exhibition season, all such Scripts, their premises and the writers thereof shall be subject to pre-approval by FCN. Each such Script shall include a story, a first draft teleplay, two sets of revisions and a polish, the schedule for delivery of each such story, teleplay, revisions and polish to be determined by FCN in its sole discretion.

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     2.   FCN shall reimburse Producer for Producer's actual, direct, auditable out-of-pocket costs up to the amount of $13,000 per Script ("Script Reimbursement Amount") for each Script delivered by Producer to FCN in accordance with the Series Agreement. Such Script Reimbursement Amount shall be subject to FCN's receipt of a complete itemized accounting of any and all costs upon which such reimbursement is to be based and shall be made within a reasonable time following completion of FCN's audit of the submitted accounting. If at any time FCN orders a Program based upon one of these seven (7) Scripts, then FCN shall have the right to deduct any Script Reimbursement Amount paid for such Script from any Production Fee paid for the Program based upon such Script, as such Production Fee is defined in paragraph 3 below.

     3. FCN shall have the option to order, at its sole discretion, a minimum of six (6) and a maximum of thirteen (13) new half-hour Programs for initial exhibition during the 1994/1995 exhibition year, such option to be exercised by written notice to Producer on or before December 1, 1993. For each such Program produced and delivered to FCN by Producer, FCN shall pay Producer, subject to all of the terms and conditions of the Series Agreement and to the reduction, if applicable, of the Production Fee by the Script Reimbursement Amount, the flat amount of Three Hundred Thirty Five Thousand Dollars ($335,000). Such Production Fee includes all compensation due to Alevy Productions, Inc. for the services of Howie Mandel. The payment schedule for such Production Fee shall be negotiated by the parties in good faith and shall take into consideration the payment schedule for the 1993/1994 season, provided, however, that Producer shall Deliver any and all Programs ordered hereunder at the rate of one Program per week beginning on August 15, 1994.

C.   1995/1996 SEASON

     FCN shall have the option to order, at its sole discretion, a minimum of six (6) and a maximum of thirteen (13) new half-hour Programs for initial exhibition during the 1995/1996 exhibition year, such option to be exercised by written notice to Producer on or before December 1, 1994. For each such Program produced and Delivered by Producer, FCN shall pay Producer, subject to all of the terms and conditions of the Series Agreement, the flat amount of Three Hundred Forty Five Thousand Dollars ($345,000). Such Production Fee includes all compensation due to Alevy Productions for the services of Howie Mandel. The payment schedule for such Production Fee shall be negotiated by the parties in good faith and shall take into consideration the payment schedule for the 1994/1995 season, provided, however, that Producer shall Deliver any and all Programs ordered hereunder at the rate of one Program per week beginning on August 15, 1995.

D.   SPECIAL

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     1.   Included in the 1992/93 Program order is a special Program (the
     "Special") as defined in that certain Addendum ("Addendum") between FCN and Producer dated March 27, 1992 and incorporated herein by this reference.

     2. In connection with the Special, FCN has agreed to increase the Production Fee from a flat amount of Three Hundred Sixty Five Thousand Dollars ($365,000) as set forth in the Addendum to Producer's actual, direct, auditable, out-of-pocket costs up to a maximum reimbursement of Four Hundred Twenty Five Thousand Dollars ($425,000), such payment to be subject to FCN's receipt of a complete itemized accounting of any and all costs upon which such payment is to be based and upon completion of Fox's audit. In addition, FCN shall pay the flat amount of One Hundred Fifteen Thousand Dollars ($115,000) to Producer for the services of Howie Mandel. The payment schedule for the Production Fee for the Special shall be as follows:

          (a) The sum of One Hundred Fifteen Thousand Dollars ($115,000) to be paid to Producer for the services of Howie Mandel, receipt of which is hereby acknowledged by Producer;

          (b) The sum of One Hundred Five Thousand Dollars ($105,000) payable upon FCN's approval of the script and storyboard, receipt of which is hereby acknowledged by Producer;

          (c) The sum of Seventy-Five Thousand Dollars ($75,000) payable upon shipment of all of the preproduction materials of the Special to the foreign animation studio pre-approved by FCN;

          (d)   The sum of Seventy-Five Thousand Dollars ($75,000) payable ten
          (10) days after delivery of the rough cut of the Special to FCN;

          (e) The sum of Eighty-Six Thousand Five Hundred Dollars ($86,500) payable ten (10) days after completion of Delivery of the Special, such Delivery to be no later than April 10, 1993; and

          (f) The remaining balance of Forty-Two Thousand Five Hundred Dollars ($42,500) payable ten (10) days after final Delivery of all elements required by FCN in connection with the Special, including without limitation, cels, masters, music, cue sheets, contracts and all other materials reasonably required by FCN and completion of final audit by FCN.

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All of the other terms and conditions of the Series Agreement not expressly changed herein shall remain in full force and effect.

Sincerely,


Rich Vokulich


ACCEPTED AND AGREED TO:

FOX CHILDREN'S NETWORK, INC.


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FILM ROMAN, Inc.

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